Exhibit 10.1

Equity Transfer Agreement

(English Translation)

Transferor (Party A): Mr. Xinhui Li

ID card no.:

Transferee (Party B): Hunan Xiao De Tian Xia Senior Care Industry Management Co., Ltd.

Unified Social Credit Code:

According to the Company Law of the People’s Republic of China and other relevant laws and regulations and the articles of association of Hengyang City Red Sunset Tourism Development Co., Ltd. (the “Company”), through friendly consultation, Party A and Party B, based on the principle of equality and mutual benefit, honesty and credibility, agree to the following terms and conditions of the equity transfer agreement:

1.	Party A is the shareholder of the Company and its subscribed capital contribution is RMB 510,000, accounting for 100% of the Company’s total capital stock, which has been paid in. Now Party A agrees to voluntarily transfer 100% equity interest in the Company (the subscribed and paid-in capital of RMB 510,000) to Party B.

2.	Party B agrees to accept the transfer of the aforesaid equity interest.

3.	In this equity transfer, Party A has paid in capital of RMB 510,000, and the transfer price is RMB 510,000. The transfer price shall be paid within one month following the date of this agreement.

4.	Party A warrants that the equity interests to be transferred to Party B are free and clear of all claims or security interests owned by any third party or legal proceedings.

5.	From the date of the equity transfer, Party A shall no longer enjoy the corresponding shareholder rights or assume the corresponding obligations and its rights and obligations in the Company shall be borne by Party B.

6.	Party A shall cooperate with the Company and Party B in handling relevant legal procedures including approval and registration of change, and provide necessary assistance.

7.	This agreement shall come into force upon being signed and sealed by both parties. The Company shall accordingly amend the list of its shareholders, issue a new capital contribution certificate, and apply to the registration authority for the relevant change registration.

8.	This agreement is made in quadruplicate, with each party holding one copy and the third copy shall be filed with the Company and the fourth copy shall be submitted to apply for change registration.

Party A (seal):	/s/ Xinhui Li
Party B (seal):	seal of Hunan Xiao De Tian Xia Senior Care Industry Management Co., Ltd

November 23, 2018